Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)

Rimini Street, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to Be Paid	—	—	—	—	—	—	—	—	—	—	—	—

Carry Forward Securities
Carry Forward Securities	Equity	Common Stock	415(a)(6)	(1)(2)	—	—		—	S-3	(3)	(3)	(3)
	Equity	Preferred Stock	415(a)(6)	(1)(2)	—	—		—	S-3	(3)	(3)	(3)
	Equity	Warrants	415(a)(6)	(1)(2)	—	—		—	S-3	(3)	(3)	(3)
	Unallocated (Universal Shelf)	Unallocated (Universal Shelf)	415(a)(6)	(1)(2)	—	$200,000,000(3)		—	S-3	(3)	(3)	(3)

	Total Offering Amounts					$200,000,000		$30,239
	Total Fees Previously Paid							$30,239
	Total Fee Offsets							$—
Net Fee Due								$0

(1)
There is being registered hereunder such indeterminate number or amount of common stock, preferred stock and warrants as may from time to time be issued by the Registrant, which collectively shall have an aggregate initial offering price not to exceed $200,000,000. This registration statement also covers an indeterminate number of securities that may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions. Pursuant to Rule 416 under the Securities Act, the shares of common stock and preferred stock being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable by the Registrant with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	The proposed maximum aggregate offering price for each class of securities to be registered is not specified pursuant to General Instruction II.D. of Form S-3.
(3)
On November 9, 2018, the Registrant filed a Registration Statement on Form S-3 (File No. 333-228322) with the U.S. Securities and Exchange Commission to register $200,000,000 of securities and paid the associated filing fee of $24,240. Pursuant to Rule 415(a)(6), the Registrant then carried forward $103,487,125 (of an aggregate $200,000,000) of unsold securities to a Registration Statement on Form S-3 (File No. 333-263237), filed on March 3, 2022 (the “2022 Registration Statement”). The Registrant also registered $96,512,875 of new securities on the 2022 Registration Statement, for which the Registrant paid a filing fee of $5,999 (based on the filing fee rate in effect at the time of the filing of the 2022 Registration Statement). Securities in the amount of $200,000,000 that were registered under the 2022 Registration Statement remain unsold as of the date hereof (the “Unsold Securities”). Pursuant to Rule 415(a)(6), the registration fee of $30,239 associated with the offering of the Unsold Securities registered hereunder is hereby carried forward to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this Registration Statement. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities registered under the 2022 Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

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